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                                                                      EXHIBIT 99
                         FORM OF PROXY FOR THE SPECIAL
                                   MEETING OF
                            STOCKHOLDERS OF COLUMBIA
R E V O C A B L E
                              COLUMBIA FIRST BANK,
P R O X Y
                             A FEDERAL SAVINGS BANK
                        SPECIAL MEETING OF STOCKHOLDERS
                                          , 1995
     The undersigned hereby appoints the official proxy committee of the Board of Directors of Columbia First Bank, a Federal Savings Bank ("Columbia") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Columbia, which the undersigned is entitled to vote at the Special Meeting of Stockholders ("Special Meeting"), to
be held at                                  , on                ,          ,
1995, at :00 .m., local time, and at any and all adjournments or postponements thereof, as follows:
    To consider and vote upon a proposal to approve (i) the Agreement and Plan of Acquisition, dated as of April 5, 1995, among Columbia, First Union Corporation ("FUNC") and First Union Corporation of Virginia ("FUNC-VA") and
    (ii) the Plan of Merger, dated as of April 5, 1995 among Columbia, FUNC, FUNC-VA and First Union National Bank of Virginia ("FUNB-VA"), pursuant to which (a) Columbia would merge with and into FUNB-VA, and (b) each outstanding share of Columbia common stock (excluding certain shares held by Columbia or FUNC) would be converted into the right to receive 1.1852 shares of FUNC common stock, all on and subject to the terms and conditions contained therein.
                                               FOR []   AGAINST []   ABSTAIN []
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ABOVE PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE OFFICIAL PROXY COMMITTEE IN ITS DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
    The undersigned acknowledges receipt prior to the execution of this proxy of the Notice of Special Meeting of Stockholders and a Prospectus/Proxy Statement for the Special Meeting.
Dated:                     , 1995
                                              PRINT NAME OF STOCKHOLDER
                                              SIGNATURE OF STOCKHOLDER
                                              PRINT NAME OF STOCKHOLDER
                                              SIGNATURE OF STOCKHOLDER
                                              Please sign exactly as name
                                              appears on this card. When signing
                                              as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title. If shares are held jointly,
                                              each holder should sign.
 PLEASE PROMPTLY COMPLETE, DATE AND SIGN THIS PROXY AND MAIL IT IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.